UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 7, 2015

Park-Ohio Holdings Corp.
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Park-Ohio Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	333-43005-1	34-6520107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 947-2000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In connection with the separation of W. Scott Emerick, former Vice President and Chief Financial Officer of Park-Ohio Holdings Corp. (the “Company”), from the Company and from its operating subsidiary, Park-Ohio Industries, Inc. (“Industries”), Industries and Mr. Emerick entered into a separation agreement pursuant to which Mr. Emerick will receive the sum of $462,075 payable in equal monthly installments over twelve (12) months beginning July 25, 2015. Mr. Emerick is entitled to participate in the Company’s medical benefits program for a one-year period and the Company will provide outplacement services for one year. The separation agreement also includes customary releases of claims by Mr. Emerick.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated:	July 7, 2015	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary

Park-Ohio Industries, Inc.
(Registrant)

Dated:	July 7, 2015	/s/ Robert D. Vilsack
Robert D. Vilsack
Secretary